UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CRISPR THERAPEUTICS AG

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! CRISPR THERAPEUTICS AG 2026 Annual General Meeting Vote by June 3, 2026 6:00 p.m. Central European Summer Time (12:00 p.m. Eastern Daylight Time) CRISPR THERAPEUTICS AG BAARERSTRASSE 14 6300 ZUG SWITZERLAND V89397-P49295 You invested in CRISPR THERAPEUTICS AG and it’s time to vote! You have the right to vote on proposals being presented at the 2026 Annual General Meeting. This is an important notice regarding the availability of Proxy Materials for the 2026 Annual General Meeting to be held on June 4, 2026. Get informed before you vote View the Notice and Proxy Statement, 10K Wrap and Swiss Statutory Financial Statements and Audit Reports online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2026. If you would like to request a copy of the material(s) for this and/or future annual shareholder meetings, you may (1) visit www.ProxyVote. com, (2) call 1-800-579-1639 (toll-free from the U.S., U.S. territories and Canada) or (3) send an email to sendmaterial@proxyvote. com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* June 4, 2026 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) Walder Wyss Ltd. Seefeldstrasse 123 8008 Zurich, Switzerland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming 2026 Annual General Meeting. Please follow the instructions on the reverse side to vote these important matters. Board of Directors Recommends Voting Items 1. Approval of the Swiss management report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2025. For 2. Approval of the appropriation of financial results. For 3. Discharge of the members of the Board of Directors and the Executive Committee. For 4. Re-election of the members to the Board of Directors and the Chairman. 4.a Re-election of Samarth Kulkarni, Ph.D., as member and Chairman For 4.b Re-election of Ali Behbahani, M.D. For 4.c Re-election of Maria Fardis, Ph.D. For 4.d Re-election of H. Edward Fleming, Jr., M.D. For 4.e Re-election of Simeon J. George, M.D. For 4.f Re-election of John T. Greene For 4.g Re-election of Katherine A. High, M.D. For 4.h Re-election of Sandesh Mahatme, LL.M. For 4.i Re-election of Briggs W. Morrison, M.D. For 4.j Re-election of Christian Rommel, Ph.D. For 4.k Re-election of Douglas A. Treco, Ph.D. For 5. Re-election of the members of the Compensation Committee. 5.a Re-election of Ali Behbahani, M.D. For 5.b Re-election of H. Edward Fleming, Jr., M.D. For 5.c Re-election of John T. Greene For 5.d Re-election of Briggs W. Morrison, M.D. For 6. Approval of the compensation for the Board of Directors and the Executive Committee and non-binding advisory vote on the 2025 Compensation Report. 6.a Binding vote on maximum non-performance-related compensation for members of the Board of Directors from the 2026 Annual General Meeting to the 2027 annual general meeting of shareholders. For 6.b Binding vote on maximum equity for members of the Board of Directors from the 2026 Annual General Meeting to the 2027 annual general meeting of shareholders. For 6.c Binding vote on maximum non-performance-related compensation for members of the Executive Committee from July 1, 2026 to June 30, 2027. For 6.d Binding vote on maximum variable compensation for members of the Executive Committee for the current year ending December 31, 2026. For 6.e Binding vote on maximum equity for members of the Executive Committee from the 2026 Annual General Meeting to the 2027 annual general meeting of shareholders. For 6.f Non-binding advisory vote on the 2025 Compensation Report. For 7. Non-binding advisory vote on the compensation paid to the Company’s named executive officers under U.S. securities law requirements. For 8. Approval of an increase to the Company’s capital band. For 9. Approval of an increase to the conditional share capital for the conversion of bonds and similar debt instruments. For 10. Approval of the CRISPR Therapeutics AG 2026 Stock Option and Incentive Plan. For 11. Re-election of the independent voting rights representative. For 12. Re-election of the auditors. For 13. Transact any other business that may properly come before the 2026 Annual General Meeting or any adjournment or postponement thereof. For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V89398-P49295